UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chairman

On October 12, 2023, the Board of Directors (the “Board”) of Wrap Technologies, Inc. (the “Company”) appointed Scot Cohen, the Company’s current Chairman of the Board, to the position of Executive Chairman, effective October 12, 2023 (the “Effective Date”). Mr. Cohen cofounded the Company in March 2016, and has previously served as the Executive Chairman of the Company from July 2017 until June 2021. Mr. Cohen has over 20 years of experience in institutional asset management, wealth management, and capital markets. He currently manages several operating partnerships that actively invest in the energy sector in addition to maintaining an active investment portfolio in various public companies, early-stage private companies, hedge funds and alternative assets including real estate. Mr. Cohen is the Founder and Managing Partner of V3 Capital Partners, a private investment firm focused on early-stage companies primarily in the consumer products industry, and Co-Manager of Red Fortune Fund, a private equity fund based in Hong Kong. Mr. Cohen also is the Founder of Petro River Oil, LLC and Chairman of Petro River Oil Corp. (OTCBB: PTRC), a publicly traded oil and gas producer with assets in Kansas and Oklahoma, and Petro Spring LLC, a global oil and gas technology solutions provider. Prior to creating V3 Capital Partners, Mr. Cohen was the Founder and Managing Partner at Iroquois Capital Opportunity Fund, a special situations private equity investment fund, and a Co-Founder of Iroquois Capital, a hedge fund with investments in small and micro-cap private and public companies. Mr. Cohen currently serves on the board of directors of Charlie’s Holding, Inc. (OTCQB: CHUC), and has served as Executive Chair of the board of directors of Petro River Oil Corp. since 2012. Mr. Cohen earned his Bachelor of Science degree from Ohio University in 1991.

Except as disclosed herein, there is no arrangement or understanding between Mr. Cohen and any other person pursuant to which he was appointed as Executive Chairman. There are no family relationships between Mr. Cohen and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company.

In connection with Mr. Cohen’s appointment as Executive Chairman, the Company and Mr. Cohen entered into an agreement on October 12, 2023 (the “Agreement”). Pursuant to the Agreement, unless earlier terminated pursuant to the terms therein, Mr. Cohen will serve as the Company’s Executive Chairman for an initial term of two years from the effective date of his appointment (the “Initial Term”). On the second anniversary of such effective date of appointment (if Mr. Cohen’s employment has not been earlier terminated), and on each subsequent anniversary thereafter, the Agreement will automatically renew and extend for a period of twelve (12) months (each such twelve (12)-month period, a “Renewal Term”) unless written notice of non-renewal is delivered by either party to the other not less than sixty (60) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable, or the Agreement has been earlier terminated in accordance with its terms. As compensation for Mr. Cohen’s services to the Company, the Agreement entitles Mr. Cohen to an annualized base salary of $200,000 (the “Base Salary”) and eligibility to participate in customary benefits offered to other executives of the Company.

The Agreement further provides that, subject to approval by the Board (or a committee thereof), Mr. Cohen will, within 10 business days of the Effective Date, be granted the following awards pursuant to the Wrap Technologies, Inc. 2017 Equity Compensation Plan (as amended, the “Equity Plan”) and subject to the Company’s award agreements:

●
A grant of that number of restricted shares (“RSAs”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) equal to $675,000 divided by $1.40, representing the closing price of Common Stock as reported on the Nasdaq Capital Market on October 12, 2023 (the “Closing Price”) for the date of grant (the “Grant Date”). The RSAs will vest, subject to Mr. Cohen’s continued employment with the Company through each vesting date, as follows: (a) 1/3rd of the RSAs will vest on the date on which the Company’s market capitalization meets or exceeds $100 million for each trading day during 2 consecutive months; (b) 1/3rd of the RSAs will vest on the date on which the Company’s market capitalization meets or exceeds $150 million for each trading day during 2 consecutive months; and (c) the remaining 1/3rd of the RSAs will vest on the date on which the Company’s market capitalization meets or exceeds $200 million for each trading day during 2 consecutive months. Vesting of the RSAs will accelerate upon the occurrence of certain events, as more specifically set forth in the Agreement;

●	A nonqualified option to purchase up to that number of shares of Common Stock with a Grant Date fair value equal to $675,000 divided by the Closing Price (the “Option”), an exercise price equal to the Closing Price, and a term of 10 years. The Option will vest in 4 substantially equal installments at the end of each of the Company’s first through fourth fiscal years beginning on December 31, 2024 and ending on December 31, 2027, subject to Mr. Cohen’s continued employment with the Company through each vesting date and the Company achieving its budgeted revenue for such fiscal year as approved by the Board for such fiscal year. Vesting of the Option will accelerate upon the occurrence of certain events, as more specifically set forth in the Agreement; and

●	A nonqualified option to purchase up to 2.25% of the number of shares of the Company’s common stock that are issued and outstanding (determined on a fully-diluted basis, including, without limitation, any shares issuable upon the conversion or exercise of any outstanding warrants or preferred stock) as of the Effective Date (the “Performance Option”), at an exercise price equal to the Closing Price, and a term of 10 years. The Performance Option will vest, subject to Mr. Cohen’s continued employment with the Company through each vesting date, in accordance with the same vesting conditions as provided for the RSAs. Vesting of the Performance Option will accelerate upon the occurrence of certain events, as more specifically set forth in the Agreement.

In the event Mr. Cohen’s employment is terminated by either party for any reason, Mr. Cohen will be entitled to: (i) any earned but unpaid Base Salary earned during his employment and applicable to all pay periods prior to the termination date; (ii) any documented and actually incurred unreimbursed business expenses, so long as Mr. Cohen makes any reimbursement request within 30 days following termination; and (iii) any employee benefits to which Mr. Cohen may be entitled under the Company’s employee benefit plans or programs in which Mr. Cohen participates as of the date of termination of Mr. Cohen’s employment.

If Mr. Cohen’s employment is terminated by the Company without Cause (as defined in the Agreement), or by Mr. Cohen for Good Reason (as defined in the Agreement), or upon the end of the Initial Term or a Renewal Term, as applicable, as the result of the Company’s issuance of a notice of non-renewal, then, subject to certain conditions set forth in the Agreement (including the execution and non-revocation of a general release of claims), Mr. Cohen will be entitled to: (i) severance payments in a total amount equal to 12 months’ worth of the Base Salary; (ii) any earned but unpaid annual bonus in respect of any completed year that has ended prior to the date of termination; and (iii) receive reimbursement, for a period of up to 12 months, for a portion of the premiums that Mr. Cohen elects to pay for continuation coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, subject to Mr. Cohen’s timely submission of applicable documentation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Resignations of Michael Parris and Wayne Walker

Effective October 11, 2023 (the “Mr. Parris Resignation Date”), and October 12, 2023 (the “Mr. Walker Resignation Date”), Michael Parris and Wayne Walker, respectively, resigned from their positions as members of the Board. Neither director’s decision to resign was the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices

In connection with the resignation of Mr. Parris, the Company has agreed to (i) pay all compensation due and owing to Mr. Parris as of the Mr. Parris Resignation Date in consideration for his service to the Board through the Mr. Parris Resignation Date, which compensation shall be paid one-half in cash, and one-half in shares of Common Stock; and (ii) continuing compensation payments to Mr. Parris otherwise paid to members of the Board on or after the Mr. Parris Resignation Date through March 31, 2024 (“Payment Date”), which compensation shall be paid one-half in that number of shares of Common Stock calculated by dividing the amount of cash to be paid to Mr. Parris from the Mr. Parris Resignation Date through the Payment Date by the Closing Price on the Mr. Parris Resignation Date, and the remaining one-half shall be paid in cash in equal monthly installments beginning on the Mr. Parris Resignation Date through the Payment Date.

In connection with the resignation of Mr. Walker, the Company has agreed to (i) pay all compensation due and owing to Mr. Walker as of the Mr. Walker Resignation Date in consideration for his service to the Board through the Mr. Walker Resignation Date, which compensation shall be paid one-half in cash and one-half in shares of Common Stock; and (ii) continuing compensation payments to Mr. Walker otherwise paid to members of the Board on or after the Mr. Walker Resignation Date through the Payment Date, which compensation shall be paid one-half in that number of shares of Common Stock calculated by dividing the amount of cash to be paid to Mr. Walker from the Mr. Walker Resignation Date through the Payment Date by the Closing Price on the Mr. Walker Resignation Date, and the remaining one-half shall be paid in cash in equal monthly installments beginning on the Mr. Walker Resignation Date through the Payment Date. In addition, the Company has agreed to (i) an additional cash payment to Mr. Walker of $20,000 for prior service on the Board as Chairman; (ii) reimburse Mr. Walker for certain unpaid expenses incurred in connection with his service as a member of the Board; (iii) the accelerated vesting of all unvested options to purchase shares of Common Stock that have been issued to Mr. Walker up to the Mr. Walker Resignation Date, whereby such options shall vest automatically and shall terminate if not previously exercised on the one-year anniversary of the Mr. Walker Resignation Date; and (iv) extend the expiration date of any previously issued and vested but unexercised options to purchase shares of Common Stock issued to Mr. Walker whereby such options’ expiration date shall be extended and terminate on the one-year anniversary of the Mr. Walker Resignation Date.

Appointment of Rajiv Srinivasan and Timothy Szymanski

On October 12, 2023, Rajiv Srinivasan and Timothy Szymanski were appointed to serve as members of the Board to fill the vacancies created as a result of the resignations of Messrs. Parris and Walker, until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified. In connection with their appointments, the Company granted to each of Messrs. Srinivasan and Szymanski options (the “New Director Options”) to purchase 30,000 shares of Common Stock, with an exercise price of $1.40 per share. The New Director Options have a ten-year term, and vest as follows: (i) 50% on October 12, 2024, and (ii) the remaining 50% in four equal quarterly installments thereafter.

Mr. Srinivasan, 37, is a sales and general management professional in the technology and software industry. Mr. Srinivasan served at LinkedIn by Microsoft (NYSE:MSFT) from 2019 to 2023, as the Director of the NAMER Globals Program from 2021 to 2023, and the Director of Global Clients from 2019 to 2021. Prior to that, he served as a Global Account manager at VMware (NYSE: VMW) from 2016 to 2019, and as a sales manager at MobileIron (NYSE: MOBL) from 2013 to 2015. Mr. Srinivasan’s startup experience includes Investor and Sales Advisor at Nirmata since 2017, Interim VP of Sales at Intuition Machines during 2022, Interim VP of Sales at Myally from 2018 to 2020 and Co-Founder and Head of Sales at Morta Security from 2011 to 2013. Mr. Srinivasan served as a Captain of the U.S. Army from 2004 to 2011 and is a contributor and commentator on miliary and veterans affairs, is on the board of directors and finance committee of Families Against Mandatory Minimums, a lobby to end mass incarceration, and is a Resource & Development Board Member on the California Council on Science and Technology. Mr. Srinivasan earned a Bachelor of Science in Arabic and Comparative Politics from the U.S. Military Academy, a Master of Science in Applied Mathematics with a focus on Data Science and Numerical Methods from Columbia University, and a Masters of Business Administration from the Wharton School of Business.

Mr. Szymanski, 61, is a distinguished retired United States Navy vice admiral, with thirty-seven years of military service. Mr. Szymanski currently provides consulting services to Pallas Advisors as a principal, a strategic advisory firm specializing in navigating complex national and international security dynamics, which he joined in August 2023, Odyssey Group International, Inc., Senseye, Inc., and Q30 Sports Science, LLC. Mr. Szymanski further serves as an advisor for Cohen Veterans Bioscience on the Veteran Advisory Committee, at NanoDx Inc. on the Military Advisory Board, and at Verkada Inc., on the Federal Advisory Board. Prior to his retirement from the United States Navy, Mr. Szymanski last served as deputy commander of United States Special Operations Command and as the Commander of Naval Special Warfare (NSW). Mr. Szymanski also served on the Joint Staff as the J3 deputy directorate for Special Operations, as the Global War on Terror branch chief and as chief staff officer of Pakistan-Afghanistan Coordination Cell. Mr. Szymanski currently serves on the Military Advisory Board of Odyssey Health, Inc. Mr. Szymanski graduated from the United States Naval Academy in 1985. He completed a Master of Joint Campaign Planning and Strategy at the Joint Advanced Warfighting School.

Except as disclosed herein, there are no related party transactions between the Company and Messrs. Srinivasan or Szymanski that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Messrs. Srinivasan or Szymanski as members of the Company’s Board.

Item 8.01 Other Events.

On October 16, 2023, the Company issued a press release announcing the appointment of Mr. Srinivasan and Mr. Szymanski to the Board. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Scot Cohen and Wrap Technologies, Inc. dated October 12, 2023
99.1	Press Release issued by Wrap Technologies, Inc., dated October 16, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: October 16, 2023	By:	/s/ Chris DeAlmeida
Chris DeAlmeida
Chief Financial Officer